Exhibit 99.1

Faraday Future (NASDAQ:FFAI) Announces 1-for-150 Reverse Stock Split Effective at the Open of Trading on July 24, 2026

Los Angeles, CA (July 21, 2026) -- Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future,” “FF” or the “Company”), a California-based global Embodied AI (EAI) ecosystem company, announced today that it will effect a 1-for-150 reverse split of its Class A common stock (the “Class A Common Stock”) and Class B common stock, each with par value of $0.0001 per share. Commencing with the opening of trading on the Nasdaq Capital Market on July 24, 2026, the Company’s Class A Common Stock will trade on a post-split basis under the same symbol, FFAI. The reverse stock split was approved by the Company’s stockholders at the annual meeting of stockholders held on May 22, 2026, with the final ratio determined by the Company’s board of directors.

As a result of the reverse stock split, the CUSIP number for the Company’s Class A Common Stock will now be 307359869. As a result of the reverse stock split, every 150 shares of issued and outstanding Class A Common Stock will be exchanged for one share of Class A Common Stock, with any fractional shares being rounded up to the nearest whole share. Prior to the reverse stock split, the Company will have approximately 384,527,828 shares of Class A Common Stock outstanding, and immediately after the reverse stock split becomes effective, the Company will have approximately 2,563,519 shares of Class A Common Stock issued and outstanding.

Adjustments will also be made to the Company’s outstanding warrants, Series C Convertible Preferred Stock, Series B Preferred Stock and stock options. The number of shares into which these securities are convertible or exercisable will be adjusted in line with the reverse split, as will the exercise prices of these securities.

The reverse stock split is primarily intended to bring the Company into compliance with Nasdaq’s minimum bid price requirement.

Additional information concerning the reverse stock split can be found in FF’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2026.

ABOUT FARADAY FUTURE

Founded in 2014, Faraday Future (FF) is a U.S.-based Physical AI ecosystem company dedicated to reshaping the future of robotics and mobility solutions through AI innovation and technologies. FF focuses on two major product strategies within the Embodied AI (EAI) robotics business: EAI humanoid and bionic robots, and EAI automotive-focused robots. By building a Three-in-One ecosystem of “Device, Data, EAI Brain & Open-Source and Open Platform,” FF aims to create an evolutionary flywheel: scaled device delivery, data collection and training, continuous evolution of the EAI Brain, stronger product capability, and even larger-scale delivery and deployment. Through this flywheel, FF seeks to maximize its commercial value and lead to the advancement of Physical AI. For more information, please visit Faraday Future’s official website: https://www.ff.com/

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding FF’s entry into the embodied AI robotics market and future deliveries, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026, and Form 10-K filed with the SEC on March 31, 2026, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@ff.com

Investors (Chinese): cn-ir@ff.com

Media: john.schilling@ff.com